Exhibit T3A.2.96

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:51 AM 03/15/2012
FILED 10:44 AM 03/15/2012
SRV 120313984 - 5124654 FILE

CERTIFICATE OF FORMATION

OF

MIDWEST TECHNOLOGY INVESTMENTS LLC

This Certificate of Formation of MIDWEST TECHNOLOGY INVESTMENTS LLC (the “LLC”), dated as of March 15, 2012, is being duly executed and filed by Dennis B. Angers, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

First. The name of the limited liability company formed hereby is MIDWEST TECHNOLOGY INVESTMENTS LLC.

Second. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

Third. The name of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Dennis B. Angers
Dennis B. Angers

State of Delaware
Secretary of State
Division of Corporations
Delivered 11.45 AM 04/12/2013
FILED 11:45 AM 04/12/2013
SRV 130770127 - 5124654 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.            The name of the limited liability company is Midwest Technology Investments LLC.

2.            The Registered Office of the limited liability company in the State of Delaware is changed to National Registered Agents, Inc. 160 Greentree Dr. # 101 (street), in the City of Dover, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is National Registered Agents, Inc.

By:	/s/ Eugene P. Samuels
Authorized Person

Name:	Eugene P. Samuels, Secretary
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:43 PM 07/11/2014
FILED 04:43 PM 07/11/2014
SRV 140946379 - 5124654 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: MIDWEST TECHNOLOGY INVESTMENTS LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Article First is hereby amended as follows:

Article First: “The new name of the limited liability company shall be ASCEND HEALTH TECHNOLOGY LLC”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11TH day of July, A.D. 2014.

ENVISION PHARMACEUTICAL HOLDINGS LLC, its Sole Member

By:	/s/ Michael P. DeMinico
Authorized Person(s)

Name:	Michael P. DeMinico
Senior Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF FORMATION OF

ASCEND HEALTH TECHNOLOGY LLC

* * * * * * *

In accordance with the provisions of §18-202 of the

Limited Liability Company Act of the State of Delaware

* * * * * * *

Susan G. Lowell, being an Authorized Person of Ascend Health Technology LLC, a Delaware limited liability company, does hereby certify as follows:

FIRST

The name of the limited liability company is Ascend Health Technology LLC (the “Company”).

SECOND

Article First of the Certificate of Formation of the Company is hereby deleted in its entirety and amended and restated to read as follows:

FIRST: The name of the limited liablity company formed hereby is “Ex Tech, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation on this 16th day of February, 2024.

/s/ Susan G. Lowell
Name:	Susan G. Lowell
Its:	Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:41 PM 02/22/2024
FILED 05:41 PM 02/22/2024
SR 20240641306 – File Number 5124654